Exhibit 99.1

Crescent Capital BDC, Inc. Completes Merger with First Eagle Alternative Capital BDC, Inc.

LOS ANGELES, CA, March 9, 2023 — Crescent Capital BDC, Inc. (“Crescent BDC”) (NASDAQ: CCAP) announced today the closing of the previously announced merger with First Eagle Alternative Capital BDC, Inc. (“First Eagle BDC”) (formerly NASDAQ: FCRD). The combined company, which will remain externally managed by Crescent Cap Advisors, LLC, a subsidiary of Crescent Capital Group (“Crescent”), has more than $1.6 billion of assets on a pro forma basis based on December 31, 2022 financial information.

Based on the merger exchange ratio, First Eagle BDC stockholders will receive the following, subject to previously disclosed election mechanics, in exchange for each share of First Eagle BDC common stock held at the effective time of the merger: (i) $0.29 of cash from Crescent BDC, (ii) 0.20635 of a share of Crescent BDC common stock (with cash payable in lieu of fractional shares), and (iii) $1.17 of cash as transaction support provided by Crescent Cap Advisors, LLC. The exchange ratio was determined based on the closing net asset value (NAV) per share of $19.91 and $4.40 for Crescent BDC and First Eagle BDC, respectively, as of March 7, 2023. Crescent BDC’s net asset value per share includes approximately $0.35 of accrued net investment income as of March 7, 2023. Crescent BDC issued approximately 6,174,383 shares of Crescent BDC common stock to First Eagle BDC stockholders in connection with the merger, resulting in legacy Crescent BDC stockholders and former First Eagle BDC stockholders owning approximately 83% and 17% of the combined company, respectively, at closing.

Jason Breaux, President and Chief Executive Officer of Crescent BDC, said, “We are excited to close the acquisition of First Eagle BDC, as we expect this transaction will provide both strategic and financial benefits to our new and existing stockholders. In addition to being accretive to core earnings, this merger increases our market presence, improves our access to capital, and enhances asset diversification, while staying true to our core strategy of maintaining a high quality, senior secured, first lien-focused portfolio.”

Wells Fargo Securities served as sole financial advisor and Kirkland & Ellis LLP served as legal counsel to Crescent BDC. Keefe, Bruyette and Woods (KBW), A Stifel Company, served as financial advisor and Simpson Thacher & Bartlett LLP served as legal counsel to First Eagle BDC.

Share Purchase Program

In addition, as previously announced, in connection with the closing of the merger with First Eagle BDC, Sun Life Financial Inc. (“Sun Life”), which owns a majority interest in Crescent, has committed to provide secondary-market support and will purchase up to $20.0 million of the combined company’s common stock via a share purchase program (the “Sun Life purchase program”). Purchases of Crescent BDC common stock pursuant to the Sun Life purchase program will be subject to certain conditions as set forth in the program and will be conducted in accordance with Rules 10b5-1 and 10b-18 under the Securities and Exchange Act of 1934, as amended, and other applicable securities laws and regulations that set certain restrictions on the method, timing, price, and volume of stock purchases.

Forward-Looking Statements

This press release contains “forward-looking statements,” which are statements other than statements of historical facts, are not guarantees of future performance or results of Crescent BDC, including the combined company following the Crescent BDC’s acquisition of First Eagle BDC (the “Merger”), and involve a number of risks and uncertainties. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings made by Crescent BDC with the Securities and Exchange Commission (“SEC”). Certain factors could cause actual results and conditions to differ materially from those projected, including, but not limited to, the uncertainties associated with (i) the expected synergies and savings associated with the Merger, (ii) the expected elimination of certain expenses and costs due to the Merger, (iii) the operating results of Crescent BDC or its portfolio companies subsequent to the Merger, (iv) fluctuations in the market price of Crescent BDC’s common stock, and (v) the Merger’s effect on the relationships of Crescent BDC with its investors, portfolio companies, lenders and service providers. You should not place undue reliance on such forward-looking statements, which are based upon Crescent BDC management’s current views and assumptions regarding future events and operating performance, and speak only as of the date any such statement is made.

More information on these risks and other potential factors that could affect Crescent BDC’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein is included in Crescent BDC’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Crescent BDC’s most recently filed annual report on Form 10-K, as well as in subsequent filings, including Crescent BDC’s quarterly reports on Form 10-Q. Crescent BDC undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this communication.

About Crescent BDC

Crescent BDC is a business development company that seeks to maximize the total return of its stockholders in the form of current income and capital appreciation by providing capital solutions to middle market companies with sound business fundamentals and strong growth prospects. Crescent BDC utilizes the extensive experience, origination capabilities and disciplined investment process of Crescent. Crescent BDC is externally managed by Crescent Cap Advisors, LLC, a subsidiary of Crescent. Crescent BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. For more information about Crescent BDC, visit www.crescentbdc.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

About Crescent Capital Group

Crescent is a global credit investment manager with over $40 billion of assets under management. For over 30 years, the firm has focused on below investment grade credit through strategies that invest in marketable and privately originated debt securities including senior bank loans, high yield bonds, as well as private senior, unitranche and junior debt securities. Crescent is headquartered in Los Angeles with offices in New York, Boston, Chicago and London with more than 200 employees globally. Crescent is a part of SLC Management, the institutional alternatives and traditional asset management business of Sun Life. For more information about Crescent, visit www.crescentcap.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact:

Dan McMahon

daniel.mcmahon@crescentcap.com

212-364-0149